Exhibit 21

List of Subsidiaries



            Name of Subsidiaries                       State of Incorporation

vFinance Lending Services, Inc.                                Florida
vFinance Advisors, LLC                                        Virginia
vFinance Investors, LLC                                       Virginia
vFinance Investments Holdings, Inc.                            Florida
vFinance Investments, Inc.                                     Florida
vFinance Executive Services, Inc.                              Florida
vFinance Holdings, Inc.                                        Florida
EquityStation, Inc.                                            Florida